EXHIBIT 10.2

DEBENTURE

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION REQUIREMENTS THEREOF OR EXEMPTION THEREFROM.

$________

REJUVEL BIO-SCIENCES, INC.

CONVERTIBLE DEBENTURE DUE ____________, 2018

Date of Issuance:  ________, 2015

FOR VALUE RECEIVED, REJUVEL BIO-SCIENCES, INC., a corporation organized and existing under the laws of the State of Florida (the “Company”), hereby promises to pay to ________________________, having its address at ________________________, or its assigns (the “Holder” and together with the other holders of Debentures issued pursuant to the Securities Purchase Agreement (as defined below), the “Holders”), the principal sum of ___________________ and 00/100 Dollars ($__________) (the “Principal Amount”) on ________, 2018 (the “Maturity Date”) [THIRD ANNIVERSARY OF DATE OF ISSUANCE].  The Company has the option to redeem this Debenture prior to the Maturity Date pursuant to Section 2(b).  All unpaid principal due and payable on the Maturity Date shall be paid in the form of Common Stock of the Company, par value $0.001 per share (“Common Stock”) pursuant to Section 3.  The Holder has the option to cause any outstanding principal and accrued interest, if any, on this Debenture to be converted into Common Stock at any time prior to the Redemption Date (as defined below) or the Maturity Date pursuant to Section 2(a).

This Debenture is the Debenture referred to in the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated July __, 2015, between the Company and the Holder.  Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement.  This Debenture is subject to the provisions of the Securities Purchase Agreement and further is subject to the following additional provisions:

1.

This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act and other applicable state and foreign securities laws.  The Holder may transfer or assign this Debenture (or any part thereof) without the prior consent of the Company, and the Company shall cooperate with any such transfer.  In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other Person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Securities Act or any applicable state or foreign securities laws or is exempt from the registration requirements of the Securities Act. Prior to due presentment for transfer of this Debenture to which the Company has consented, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Company's books and records of outstanding debt securities and obligations (“Debenture Register”) as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

2.

Conversion at Holder’s Option; Redemption at Company’s Option.

a.

From and after the date which is Ninety One (91) days after the Date of Issuance set forth above, the Holder shall be entitled to, at any time or from time to time, convert the Conversion Amount into shares of Common Stock, at a conversion price for each share of Common Stock (the “Conversion Price”) equal to Sixty percent (60%) of the lowest closing bid price (as reported by Bloomberg LP) of Common Stock for the twenty (20) trading days immediately preceding the date of conversion of the Debentures (subject to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events).  The Company shall issue irrevocable instructions to its transfer agent regarding conversions.  Notwithstanding the foregoing, the Holder shall not be entitled to convert any part of this Debenture as to which the Company has previously issued to the Holder a Redemption Notice in accordance with Section 2(b).  The Conversion Price will be adjusted as provided in Section 6.  For purposes of this Debenture, the following terms have the meanings indicated below:

(i)

“Conversion Amount” shall mean the sum of (A) all or any portion of the outstanding principal amount of this Debenture, as designated by the Holder upon exercise of its right of conversion plus (B) any interest, pursuant to Section 10 or otherwise, that has accrued on the portion of the principal amount that has been designated for payment pursuant to (A).

(ii)

“Market Price of the Common Stock” means (x) the closing bid price of the Common Stock for the period indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported by Bloomberg, LP or, if not so reported, as reported on the OTCQB, OTCQX or OTC Pink or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange, as reported by Bloomberg LP.

(iii)

“Trading Day” shall mean any day on which the New York Stock Exchange is open for business.

Conversion shall be effectuated by delivering by facsimile or other delivery to the Transfer Agent of the completed form of conversion notice attached hereto as Annex A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof.  No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.  The date on which notice of conversion is given (the “Conversion Date”) shall be deemed to be the date on which the Transfer Agent receives by fax or by email or by mail the conversion notice (“Notice of Conversion”), substantially in the form annexed hereto as Annex A, duly executed, to the Transfer Agent.  Delivery of the Notice of Conversion shall be accepted by the Transfer Agent by email at ________________________ (or such other contact email as may be designated by the Transfer Agent). Certificates representing Common Stock upon conversion must be delivered within two (2) business days from the date of delivery of the Notice of Conversion.  For the avoidance of doubt, delivery of Common Stock issued upon conversion by DWAC shall constitute delivery for purposes hereof.

Notwithstanding the foregoing, unless the Holder delivers to the Company written notice at least sixty-one (61) days prior to the effective date of such notice that the provisions of this paragraph (the “Limitation on Ownership”) shall not apply to such Holder, in no event shall a holder of Debentures have the right to convert Debentures into, nor shall the Company issue to such Holder, shares of Common Stock to the extent that such conversion would result in the Holder and its affiliates together beneficially owning more than 4.99% of the then issued and outstanding shares of Common Stock.  For purposes hereof, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G under the Exchange Act.

b.

So long as no Event of Default (as defined in Section 10) shall have occurred and be continuing, the Company may at its option call for redemption all or part of the Debentures, with the exception of any portion thereof which is the subject of a previously-delivered Notice of Conversion, prior to the Maturity Date, as follows:

(i)

The Debentures called for redemption shall be redeemable, upon not more  than two (2) days written notice, for an amount (the “Redemption Price”) equal to: (i) if the Redemption Date (as defined below) is ninety (90) days or less from the date of issuance of this Debenture, one hundred percent (100%) of the sum of the Principal Amount so redeemed plus accrued interest (if any); (ii) if the Redemption Date is greater than or equal to ninety one (91) days from the date of issuance of this Debenture and less than or equal to one hundred twenty (120) days from the date of issuance of this Debenture, One Hundred Ten percent (110%) of the sum of the Principal Amount so redeemed plus accrued interest (if any); (iii) if the Redemption Date is greater than or equal to one hundred twenty one (121) days from the date of issuance of this Debenture and less than or equal to one hundred fifty (150) days from the date of issuance of this Debenture, One Hundred Twenty percent (120%) of the sum of the Principal Amount so redeemed plus accrued interest (if any); (iv) if the Redemption Date is greater than or equal to one hundred fifty one (151) days from the date of issuance of this Debenture and less than or equal to one hundred eighty (180) days from the date of issuance of this Debenture, One Hundred Twenty Five percent (125%) of the sum of the Principal Amount so redeemed plus accrued interest (if any); and (v) if the Redemption Date is greater than or equal to one hundred eighty one (181) days from the date of issuance of this Debenture, one hundred thirty percent (130%) of the sum of the Principal Amount so redeemed plus accrued interest (if any).  The date upon which the Debentures are redeemed and paid shall be referred to as the “Redemption Date” (and, in the case of multiple redemptions of less than the entire outstanding Principal Amount, each such date shall be a Redemption Date with respect to the corresponding redemption).

(ii)

If fewer than all outstanding Debentures are to be redeemed and are held by different investors, then all Debentures shall be partially redeemed on a pro rata basis.

(iii)

Prior to the Redemption Date, the Company shall deposit into escrow an amount sufficient for the payment of the aggregate Redemption Price of the Debentures being called for redemption and shall make such funds available on and after the Redemption Date for payment to the Holders who present their Debentures and otherwise comply with the Company’s instructions contained in the Redemption Notice (as defined below).

(iv)

On the Redemption Date, the Company shall cause the Holders whose Debentures have been presented for redemption to be issued payment of the Redemption Price.  In the case of a partial redemption, the Company shall also issue new Debentures to the Holders for the principal amount remaining outstanding after the Redemption Date promptly after the Holders’ presentation of the Debentures called for redemption.

(v)

To effect a redemption the Company shall provide a written notice to the Holder(s) not more than two (2) days prior to the Redemption Date (the “Redemption Notice”), setting forth the following:

1.

the Redemption Date;

2.

the Redemption Price;

3.

the aggregate principal amount of the Debentures being called for redemption;

4.

a statement instructing the Holders to surrender their Debentures for redemption and payment of the Redemption Price, including the name and address of the Company or, if applicable, the paying agent of the Company, where Debentures are to be surrendered for redemption;

5.

a statement advising the Holders that the Debentures (or, in the case of a partial redemption, that portion of the Principal Amount being called for redemption) as of the Redemption Date will cease to be convertible into Common Stock as of the Redemption Date; and

6.

in the case of a partial redemption, a statement advising the Holders that after the Redemption Date a substitute Debenture will be issued by the Company after deduction the portion thereof called for redemption, at no cost to the Holder, if the Holder so requests.

Notwithstanding the foregoing, in the event the Company issues a Redemption Notice but fails to fund the redemption on the Redemption Date, then such Redemption Notice shall be null and void, and (i) the Holder(s) shall be entitled to convert the Debentures previously the subject of the Redemption Notice, and (ii) the Company may not redeem such Debentures for at least thirty (30) days following the intended Redemption Date that was voided, and the Company shall be required to pay to the Holder(s) or fund into escrow the Redemption Price simultaneously with the issuance of a Redemption Notice in connection with any subsequent redemption pursued by the Company.

3.

Unless demand has otherwise been made by the Holder in writing for payment in cash as provided hereunder, and so long as no Event of Default shall exist (whether or not notice thereof has been delivered by the Holder to the Company), any Debentures not previously tendered to the Company for conversion as of the Maturity Date shall be deemed to have been surrendered for conversion, without further action of any kind by the Company or any of its agents, employees or representatives, as of the Maturity Date at the Conversion Price applicable on the Maturity Date (“Mandatory Conversion”).

4.

No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional to convert this Debenture into Common Stock, at the time, place, and rate herein prescribed.  This Debenture is a direct obligation of the Company.

5.

If the Company (a) merges or consolidates with another corporation or business entity and the Company is not the surviving entity or (b) sells or transfers all or substantially all of its assets to another Person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee will agree that this Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable.  In the event of any (i) proposed merger or consolidation where the Company is not the surviving entity or (ii) sale or transfer of all or substantially all of the assets of the Company (in either such case, a “Sale”), the Holder shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company.

6.

If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock or otherwise recapitalizes its Common Stock, the Conversion Price shall be equitably adjusted to reflect such action.  By way of illustration, and not in limitation, of the foregoing (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such split, the Conversion Price shall be deemed to be one-half of what it had been calculated to be immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such reverse split, the Conversion Price shall be deemed to be the amount of such Conversion Price calculated immediately prior to the record date multiplied by 10; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such dividend, the Conversion Price shall be deemed to be the amount of such Conversion Price calculated immediately prior to such record date multiplied by a fraction, of which the numerator is the number of shares for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon.

7.

All payments contemplated hereby to be made “in cash” shall be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder to an account designated by the Holder to the Company and if the Holder has not designated any such accounts at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder may designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

8.

The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except in compliance with the terms of the Securities Purchase Agreement and under circumstances which will not result in a violation of the Securities Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

9.

This Debenture shall be governed by and construed in accordance with the laws of the State of Nevada. Each of the parties consents to the exclusive jurisdiction and venue of the state and/or federal courts located in Miami-Dade County, Florida in connection with any dispute arising under this Agreement.  This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. Each of the parties hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens.  To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Debenture or the Securities Purchase Agreement.

10.

The following shall constitute an “Event of Default”:

a.

The Company fails in the payment of principal or interest (to the extent that interest is imposed under this Section 10) on this Debenture as required to be paid in cash hereunder, and payment shall not have been made for a period of five (5) business days following the payment due date;

b.

Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement between the Company and the Buyer therein, or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company to in connection with the execution and delivery of this Debenture, the Securities Purchase Agreement shall be false or misleading (including without limitation by way of the misstatement of a material fact or the omission of a material fact) in any material respect at the time made (as to which no cure period shall apply);

c.

The Company fails to remain listed on the OTCQB or a more senior stock exchange any time from the date hereof to the Maturity Date for a period in excess of five (5) trading days;

d.

The Company (i) fails to timely file required SEC reports when due, becomes, is deemed to be or asserts that it is a “shell company” at any time for purposes of the 1933 Act, and Rule 144 promulgated thereunder or otherwise takes any action, or refrains from taking any action, the result of which makes Rule 144 under the 1933 unavailable to the Buyer for the sale of their Securities, (ii) fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, (iii) fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture and such transfer is otherwise lawful or (iv) fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture or the Securities Purchase Agreement and such legend removal is otherwise lawful (no cure period shall apply in the case of clauses (i) through (iv) above, inclusive);

e.

The Company shall fail to perform or observe, in any material respect (i) any other covenant, term, provision, condition, agreement or obligation of the Debenture, provided that, other than in the case of such failure under Section 5 hereof, as to which no cure period shall apply, such failure shall continue uncured for a period of thirty (30) days after written notice from the holder of such failure, or (ii) any covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement and such failure shall continue uncured for a period of either (a) three (3) days after the occurrence of the Company’s failure under Section 4(d), (e) (except as described in Section 10(c) hereof, as to which Section 10(c) hereof shall control), (f), (g) or (h) of the Securities Purchase Agreement, or (b) thirty (30) days after the occurrence of the Company’s failure under any other provision of the Securities Purchase Agreement;

f.

The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business;

g.

A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment;

h.

Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter;

i.

Any money judgment, writ or warrant of attachment, or similar process (including an arbitral determination), in excess of Fifty Thousand and 00/100 Dollars ($50,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets;

j.

The occurrence of an event of default under the terms of any indebtedness of the Company or any subsidiary (including but not limited to any Subsidiary) of the Company in the aggregate amount of Fifty Thousand and 00/100 Dollars ($50,000) or more which is not waived by the creditors under such indebtedness (as to which no cure period shall apply);

k.

Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

l.

The issuance of an order, ruling, finding or similar adverse determination by the Securities and Exchange Commission, the Secretary of State of the State of Florida, the National Association of Securities Dealers, Inc. or any other securities regulatory body (whether in the United States, Canada or elsewhere) having proper jurisdiction that the Company and/or any of its past or present directors or officers have committed a material violation of applicable securities laws or regulations;

m.

The Company shall have its Common Stock suspended or delisted from a national securities exchange or an electronic quotation service such as the OTCQB, OTCQX for a period in excess of five (5) trading days;

n.

Any of the following shall occur and be continuing:  (i) a breach or default under (a) any agreement identified by the Company in its SEC Filings as a material agreement or (b) any note or other form of indebtedness in favor of the Company (collectively, the “Material Agreements”), irrespective of whether such breach or default was waived, and (ii) any other event, circumstance or combination thereof shall have occurred which, singly or when taken as a whole, results in a Material Adverse Effect;

o.

The determination in good faith by the Holder that a material adverse change has occurred in the financial condition or operations of the Company or any of its subsidiaries which change could have a Material Adverse Effect on the prospect for the Company to fully and punctually realize the full benefits conferred on the Holder by this Agreement, or the prospect of repayment of all Obligations; or

p.

The determination in good faith by Holder that the prospect for payment or performance of any of the Obligations is impaired for any reason.

Then, or at any time thereafter, the Company shall immediately give written notice of the occurrence of such Event of Default to the Holders of all Debentures then outstanding, and in each and every such case, unless such Event of Default shall have been waived in writing by a majority in interest of the Holders of the Debentures (which waiver shall not be deemed to be a waiver of any subsequent default), then at the option of a majority in interest of the Holders and in the discretion of a majority in interest of the Holders, (i) pursue remedies against the Company in accordance with the Holder’s rights in under applicable law, (ii) the interest rate applicable to the Debentures shall be increased to the lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law, and (iii) the Holder may at its option and discretion declare this Debenture, together with all accrued and unpaid interest thereon, in an amount equal to one hundred forty percent (140%) of the Principal Amount plus accrued and unpaid interest (the “Acceleration Amount”), to be immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding.  At its option, a Holder may elect to convert the Debenture pursuant to Section 2 notwithstanding the prior declaration of a default and acceleration, in the sole discretion of such Holder.  A majority in interest of the Holders may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.  Notwithstanding the foregoing, in the case of a default under Section 10(c), the Holder of the Debenture sought to be converted, transferred or de-legended, as the case may be, acting singly, shall have the sole and absolute discretion to increase the applicable interest rate on the Debentures held by such Holder and/or to declare the Debenture(s) held by such Holder to be immediately due and payable.  The Company expressly acknowledges and agrees that the Acceleration Amount as so increased in the event of a default is reasonable and appropriate due to the inability to define the financial hardship that the Company’s default would impose on the Holders.

11.

Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

12.

This Debenture may be amended only by the written consent of the parties hereto. Notwithstanding the foregoing, the principal amount of this Debenture shall automatically be reduced by any and all Conversion Amounts (to the extent that the same relate to principal hereof).  In the absence of manifest error, the outstanding principal amount of the Debenture on the Company’s book and records shall be the correct amount.

13.

No waivers or consents in regard to any provision of this Debenture may be given other than by an instrument in writing signed by the Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereunto duly authorized as of the date of issuance set forth above.

REJUVEL BIO-SCENCES, INC.
By: ______________________________________
Name: Charles J. Scimeca Title: President

[Signature Page to Convertible Debenture]